Exhibit 99.1

News Release -- August 31, 2015
New Company Will Offer Unique Focus, Scale, Financial Strength,
Technical Depth and Market Agility
Strategic Combination Expected to Drive Significant Value for Clients and Shareholders
Together, Computer Sciences Government Services and SRA Poised to Create New Opportunities for Employees of Both Firms
FALLS CHURCH, VA, Aug. 31, 2015–CSC (NYSE: CSC) today announced that it has entered into a definitive agreement to combine its government services unit, Computer Sciences Government Services (CSGov), with SRA upon the spin-off of that unit, plans for which were announced in May.
SRA is owned by a shareholder group led by Providence Equity Partners and SRA’s founder, Dr. Ernst Volgenau, as well as members of its management team. The transaction with SRA is targeted to close before the end of November 2015, upon the separation of CSC’s government services unit. That separation is intended to qualify as a tax-free transaction to CSC shareholders.
The combined company, to be named prior to closing, will become the largest pure-play IT services provider serving the U.S. government sector, with combined FY15 revenues of approximately $5.5 billion, nearly 19,000 employees and among the industry’s leading profit margins.
“The combination of CSGov and SRA is an important strategic move to best position the combined company as the government IT services industry consolidates,” said Mike Lawrie, CSC’s president and CEO. “We believe CSGov’s next-gen software platforms and solutions – together with SRA’s go-to-market capabilities and customer intimacy – will deliver significant benefits to U.S. government clients, open new opportunities for employees of both firms and create substantial value for shareholders.”
The combination of CSGov and SRA will bring together highly complementary IT capabilities, with approximately three-quarters of revenues generated from cybersecurity, software development, cloud and IT infrastructure. Additional revenues will be derived from domain-specific professional services, including intelligence analysis, bioinformatics and health sciences, energy and environmental consulting, and enterprise planning and resource management.
“We are delighted to enter into a business combination that is strategically compelling, and one that strengthens the next generation IT capabilities the combined organization can offer to its customers,” said Chris Ragona, managing director of Providence Equity Partners, SRA’s controlling shareholder. “The two businesses are a natural fit and we are excited by the value creation opportunities that can be realized through this combination.”
Summary of Strategic Benefits
The combination of CSGov and SRA is expected to provide clients, investors and employees of both companies with significant benefits.

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Vastly expanded portfolio of expertise: Complementary capabilities in cloud computing, cyber security, IT infrastructure, mobility, data analytics, and software and systems engineering. Strong relationships within the Department of Defense (DoD), homeland security, intelligence and health IT market segments with access to 150 contract vehicles, 1,500 active projects, and a combined 90-plus years of experience in the government services sector.

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Cost competitiveness: Running parallel business transformations over the past three years, CSC and SRA each have become highly tuned and cost-competitive, with a clear focus on next generation IT services and solutions. This transaction is expected to generate additional cost synergies.

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Strong financials: Among the leading profit margins in the industry, along with strong cash flow generation to support planned dividends as well as rapid deleveraging. The transaction will preserve the tax-free nature of the previously announced CSGov spin-off.

•	Positive company cultures: The two companies share common values, including a relentless focus on the mission and needs of their U.S. government clients.

•	Positioning for future growth opportunities: Given its scope, scale and financials, the combined company will be well positioned to capitalize on future growth opportunities.

•	Industry-leading talent: Skilled staff of 18,600 employees, with strong leadership and deep technical expertise in areas of growing demand.
Transaction Details
The combination will be structured to preserve the tax-free nature of CSC’s previously announced spin-off of CSGov. The key details regarding the transaction are as follows:

•	CSGov’s shareholders will own 84.68 percent of the combined company.

•	SRA’s shareholders will own 15.32 percent of the combined company and will receive $390 million of cash as part of the transaction.

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CSGov’s pro forma net debt upon consummation of the spin-off and completion of the combination with SRA is expected to be approximately $2.7 billion, including debt incurred to fund CSC’s $10.50 per share special cash dividend to CSC’s shareholders at the separation, the $390 million of cash to be paid to SRA’s shareholders and the refinancing of SRA’s existing net debt of $1.0 billion.

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MUFG, through The Bank of Tokyo-Mitsubishi UFJ, Ltd., and RBC Capital Markets provided an underwritten financing commitment in the amount of $3.5 billion (inclusive of $500 million in undrawn revolving credit facilities) to CSGov in order to effect the spin-off from CSC, as well as to fund the transaction with SRA and refinance SRA’s existing indebtedness.

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No shareholder vote of CSC is required, and SRA has received the necessary shareholder approvals to complete the transaction. CSGov’s combination with SRA is subject to customary regulatory approvals. CSGov will amend its filings with the U.S. Securities and Exchange Commission to reflect the contemplated transaction with SRA.

Governance and Management
Mike Lawrie will serve as Chairman of the Board of the combined company. Lawrence Prior, executive vice president and general manager of CSC’s North American Public Sector unit, will be chief executive officer of the company upon completion of the spin-off and transaction with SRA. Additional members of the new company’s management team drawn from both companies will be named at later dates as the integration planning progresses.
The headquarters of the combined company is expected to remain in Northern Virginia.
Advisors
Guggenheim Securities is serving as financial advisor to CSC and CSGov. Other financial advisory services have been provided to CSC by RBC Capital Markets. Allen & Overy is serving as legal advisor.

Stone Key Partners and Citigroup Global Markets are serving as financial advisors to SRA and Providence Equity. Debevoise & Plimpton is serving as legal advisor to SRA and Providence Equity.
Joint Conference Call and Webcast
Senior management from CSC and SRA will host a conference call and webcast at 5:15 p.m. ET today to discuss this announcement. The dial-in number for domestic callers is 877-604-9673. Callers who reside outside of the United States or Canada should dial 719-325-4818. The passcode for all participants is 5818572. The webcast audio and any presentation slides will be available on the investor relations website of CSC and SRA.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until September 7, 2015. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is 5818572. A replay of this webcast will also be available on the investor relations website of CSC and SRA.
About SRA
SRA is a leading provider of sophisticated information technology and professional services to the U.S. federal government. Our services help our government customers address complex IT needs in order to achieve their missions. We are inspired by our customers’ missions and strive to provide the best people, working together to generate the best ideas, to deliver the best possible performance - all driven by our enduring values of Honesty and Service®. SRA was founded in 1978. We are headquartered in Fairfax, VA and employ approximately 5,600 professionals. Go to: www.sra.com.
About CSC
CSC is a global leader of next generation information technology (IT) services and solutions. The Company's mission is to enable superior returns on our clients’ technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 70,000 employees and reported revenue of $11.7 billion for the 12 months ended July 3, 2015. For more information, visit the company's website at www.csc.com.
Forward-looking Statements
All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.